Exhibit 10.2

Second Amendment to
Amended and Restated Limited Liability Agreement of
Colt Defense LLC

This SECOND AMENDMENT (this “Amendment”), dated as of March 1, 2012, to the Amended and Restated Limited Liability Agreement, dated as of June 12, 2002, as amended July 9, 2007 (as so amended, the “LLC Agreement”), for Colt Defense LLC (the “Company”) is entered into by the Governing Board (the “Board”) of the Company on behalf of the Company and the Members identified on the signature pages hereto, representing Common Members holding greater than 50% of the voting Equity Securities held by such Common Members in accordance with Section 14.2 of the LLC Agreement.

RECITALS

WHEREAS, the Company desires to enter into a long term incentive plan (“LTIP”) which provides for the issuance of a new series of Common Units on the terms described herein (the “Class B Common Units”) and amend the LLC Agreement, to provide for the issuance of the Class B Common Units in accordance with the LTIP;

WHEREAS, pursuant to Sections 14.2 and 5.9.7 of the Company’s LLC Agreement, the Company is required to obtain the consent of Colt Defense Holding LLC (“C-Defense Holding”), Blackstone Mezzanine Partners II-A L.P. (“BMP”) and Blackstone Mezzanine Holdings II USS L.P. (collectively, “Blackstone”) in certain circumstances;

WHEREAS, the Company has obtained approval and consent for this Amendment from C-Defense Holding and Blackstone, as evidenced by their signature page to this Amendment attached hereto;

WHEREAS, the Board has determined that the issuance of the Class B Common Units provided for in this Amendment is in the best interests of the Company;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                            Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the LLC Agreement.

Section 2.                            Amendment.  The LLC Agreement is hereby amended as follows:

a.               Article I of the LLC Agreement is hereby amended by

(i) amending and restating the following definitions:

“Common Member” means a Member that holds one or more Common Units or Class B Common Units.

“Permitted Issuance” means (i) the issuance of Equity Equivalents as a unit dividend or other distribution or upon any subdivision, split or combination of all of the outstanding Units; (ii) the issuance of Equity Equivalents upon conversion, exchange or redemption of any convertible or exchangeable securities outstanding on the date hereof or which were issued in compliance with Section 4.5; (iii) the issuance of Equity Equivalents to acquire Common Units or Class B Common Units to any employee, consultant or board member of the Company or any of its subsidiaries (in each case, other than Sciens or Blackstone or their respective Affiliates or employees) pursuant to any equity incentive plan approved and adopted by the Governing Board (provided, that the aggregate of all such issuances as of the time of determination (including the proposed issuance) shall not exceed 18,878 Units (as equitably adjusted for any distributions of Units, in each case, on the Common Units or Class B Common Units or subdivision or reclassification of such Common Units or Class B Common Units), provided that the allocation of such Units between Common Units and Class B Common Units shall be expressly authorized and determined by resolution of the Governing Board; (iv) the issuance to any Person that is not a Member of an Affiliate of a Member of Equity Equivalents as consideration (whether partial or otherwise) for the purchase by the Company or any of its subsidiaries of assets, stock or other equity securities of any Person, whether in a merger, acquisition, joint venture or otherwise; (v) the issuance of Equity Equivalents by any of the Company’s wholly-owned subsidiaries to the Company or any other wholly-owned subsidiary of the Company; and (vi) the issuance of any Equity Equivalents to financial institutions, banks or equipment lessors (in each case, other than Sciens or Blackstone or their respective Affiliates), in connection with bona fide loans from them to the Company or its subsidiaries.

(ii) inserting the following new definitions in appropriate alphabetical order:

“Class B Common Units” means up to 18,878 Units of the Company having identical terms to the Common Units authorized and issued as of the date of this Amendment; provided, that under no circumstance shall the Class B Common Units have the rights attributed to Common Units under Section 4.2.2 or any other voting rights hereunder.”

“LTIP” means the Long Term Incentive Plan entered into by the Company on March 1, 2012.

b.              Article IV of the LLC Agreement is hereby amended as follows:

i.                  The last sentence in Section 4.1 is hereby replaced by the following:

“The total number of Units of all series that the Company has authority to issue is 1,250,000 consisting of 1,000,000 Common Units (“Common Units”), as further described below in Section 4.2, which shall include 18,878 nonvoting Common Units (“Class B Common Units”) as further described below in Section 4.1.3 and 250,000 Preferred Units (the “Preferred

Units”), 250,000 of which are on the date of this amendment undesignated.”

ii.               The addition of new Section 4.1.3, describing the new series of Class B Common Units:

“4.1.3                  Class B Common Units Generally.  Class B Common Units will be a new series of Common Units under this Agreement, having all the rights and attributes of Common Units, except for voting rights under section 4.2.2.  In connection with any transfer, assignment or sale to a bona fide third party purchaser after the consummation of a Qualified Public Offering approved in accordance with this Agreement, the outstanding Class B Common Units will be converted or exchanged into Equity Securities of the same class or series as the securities being offered in such Qualified Public Offering (“IPO Securities”), such that holders of the Class B Common Units will receive IPO Securities having a value equal to the same proportion of the aggregate pre-Qualified Public Offering value, if any, that such holder would have received if all of the Company’s cash and other property had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 8.1 as in effect immediately prior to such distribution. Notwithstanding anything in this Agreement to the contrary, the holders of the Class B Common Units will not be considered “Members” for the purposes of Sections 3.2, 3.3.4, 3.3.5, 3.3.6, 3.3.7, 4.3.5, 4.5, 5.4. 5.5, 5.6, 5.8, 6.1.2, 6.1.3 and 12.4 and will not be entitled to exercise the rights of Members set forth in such Sections.

iii.            Section 4.3.6 is hereby amended by adding “(if they are entitled to vote)” after “Units” the third time it appears in such Section.

iv.           Section 7.4 is hereby amended and restated by adding “and Class B Common Units” after “Common Units” in the first sentence.

v.              Section 7.5.2 is hereby amended and restated by adding “and Class B Common Units” after “Common Units” each time it appears in such Section.

vi.           Section 8.2 is hereby amended and restated by adding “and Class B Common Units” after “Common Units” each time it appears in the first and second sentences and by adding “and Class B Common Unit” after “Common Unit” in the second sentence.

Section 3.                            Continuation.  This Amendment shall be deemed to be part of, and a modification to, the LLC Agreement and shall be governed by the terms of the LLC Agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect.  Except as set forth herein, the LLC Agreement shall remain in full force and effect and not otherwise be modified or affected by the provisions hereof.

Section 4.                            Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

Section 5.                            Governing Law.  This Amendment shall be enforced, governed and construed in all respects in accordance with the internal laws of the State of Delaware, without giving effect to the choice of law or conflict of law rules or laws of such jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound herby, have caused this Amendment to be executed in counterparts as of the day and year first written above.

COLT DEFENSE HOLDING LLC

By:	Sciens Management LLC, its Manager
By:	/s/ John P. Rigas
Name:	John P. Rigas
Title:	Authorized Signatory

CDH II LLC
By: Colt Defense Holding LLC, a manager
By: Sciens Management LLC, the manager of Colt Defense Holding LLC

By:	/s/ John P. Rigas

Name:	John P. Rigas

BLACKSTONE MEZZANINE PARTNERS II - A L.P.
BY: BLACKSTONE MEZZANINE ASSOCIATES II LP, ITS GENERALPARTNER
BY: BLACKSTONE MEZANINE MANAGEMENT ASSOCIATES II USS LLC
ITS: GENERAL PARTNER
By:	/s/ Maria J. Beeney
Name:	Maria J. Beeney
Title:	Authorized Signatory

BLACKSTONE MEZZANINE HOLDINGS II USS L.P
BY: BMP II USS SIDE-BY-SIDE GP LLC
ITS: GENERAL PARTNER

By:	/s/ Maria J. Beeney
Name:	Maria J. Beeney
Title:	Authorized Signatory

COLT DEFENSE LLC,
a Delaware Limited Liability Company

By:	/s/ Jeffrey G. Grody
Name:	Jeffrey G. Grody
Title:	General Counsel and Secretary